EXCHANGE AGREEMENT

EXCHANGE AGREEMENT, dated as of the 29th day of March, 2018, by and between Yosen Group, Inc., a Nevada corporation (“Yosen”) and Zhenggang Wang, a resident of the People’s Republic of China (“Wang”).

W I T N E S S E T H:

WHEREAS, Yosen has determined that it has discontinued the business operated by its wholly-owned subsidiary, Capital Future Development Limited, a British Virgin Island company, and its subsidiaries (collectively, the “Discontinued Subsidiary”); and

WHEREAS, Wang desires to acquire Yosen’s interest in the Discontinued Subsidiary; and

WHEREAS, Wang understands that as of September 30, 2017, the Discontinued Subsidiary had outstanding bank loans in excess of $2,700,000;

WHEREFORE, the parties agree as follows:

1. Yosen shall transfer and convey to Wang all of its right, title and interest in and to the capital stock of the Discontinued Subsidiary. In full consideration of the transfer of the capital stock of the Discontinued Subsidiary to Wang, Wang shall transfer to Yosen 1,738,334 shares of Yosen’s common stock, par value $0.001 per share (the “Shares”) that are owned by Wang and which constitute all of the shares of Yosen’s capital stock that are owned by Wang.

2. Contemporaneously with the execution of this Agreement:

(a) Wang shall deliver to Yosen the certificates representing the Shares with a stock power medallion guaranteed.

(b) Yosen shall instruct the transfer agent for its common stock that a medallion guarantee shall not be required to effect the transfer of the stock.

(c) Yosen shall, at its cost and expense, execute and deliver to Wang such instruments as are necessary, based on advice from Yosen’s British Virgin Islands counsel, to effect the transfer to Wang, and Wang shall deliver such documents to such counsel.

(d) Each party shall execute and deliver such other instruments and documents as may be necessary to effect the exchange of stock contemplated by this Agreement.

3. Wang understands that the Discontinued Subsidiary have a negative net worth and negative working capital; and Wang understands that, from and after the transfer of the stock of the Discontinued Subsidiary, the liabilities of the Discontinued Subsidiary will cease to be liabilities of Yosen and its remaining subsidiaries.

4. Wang represents and warrants to Yosen that he is the sole owner of the Shares, that he has the right to execute this Agreement and transfer the Shares to Yosen pursuant to this Agreement and that the Shares are not subject to any lien, security interest, judgment, right of first refusal, spousal right or any other encumbrance of any kind whatsoever.

5. Yosen represents and warrants to Wang as follows:

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(a) Yosen has the full power and authority to enter into this Agreement and to carry out its obligations hereunder, and this Agreement and the transfer of the equity in the Discontinued Subsidiary has been approved by Yosen’s board of directors and no stockholder or other approval is necessary to effect the transfer.

(b) Yosen is the beneficial and record owner of the stock in the Discontinued Subsidiary, and the equity in the Discontinued subject to no lien, security interest, judgment, right of first refusal, spousal right or any other encumbrance of any kind whatsoever.

6. Yosen shall hold Wang harmless for any commission and/or fees agreed to be paid by Yosen to any broker, finder or other person or entity acting or purporting to act in a similar capacity engaged by Yosen. Wang shall hold Yosen harmless for any commission and/or fees agreed to be paid by Wang to any broker, finder or other person or entity acting or purporting to act in a similar capacity.

7. This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

8. ALL PARTIES HERETO AGREE THAT THEY IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW.

9. The representations and warranties contained herein shall survive the delivery to Wang of Yosen’s interest in the Discontinued Subsidiary.

10. Any notice, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered by facsimile or e-mail (if receipt is confirmed by the recipient) or sent by messenger or overnight courier service which provides evidence of delivery or by certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when delivered, to the parties at their addresses set forth on the signature page of this Agreement. If any party refuses to accept delivery (other than notice given by e-mail or telecopier), notice shall be deemed to have been given on the date of attempted delivery. Any party may, by like notice, change the person, address or telecopier number to which notice should be sent.

11. This Agreement may be executed by facsimile or scanned document via email in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement.

12. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signatures on following page]

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IN WITNESS WHEREOF, this Agreement is executed the day and year first above written.

Address, e-mail, telecopier no.		Signature

368 HuShu Nan Road		YOSEN GROUP, INC.
HangZhou City
Zhejiang Province, China 310014
e-mail:	By:	/s/ Zinan Zhou
Zinan Zhou, CEO

	By:	/s/ Zhanggang Wang
Zhenggang Wang

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